Sub-Item 77K: Changes in registrant s certifying accountant
Letter from previous independent auditors


(G-T letterhead)




November 20, 2015


U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Re:    Keyco Bond Fund, Inc.
File No. 811-02957
Dear Sir or Madam:
We have read Item 77K of Form N-SAR of Keyco Bond
Fund, Inc. dated November 20, 2015, and agree with
the statements concerning our Firm contained
therein.
Very truly yours,
/s/ Grant Thornton LLP
Grant Thornton LLP


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